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                                                                  EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

InfoCure Corporation
Ridgefield, Connecticut

PracticeWorks, Inc.
Atlanta, Georgia

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of Registration Statement on Form S-4 of our reports dated February 9, 2001 (except for Note 15, which is as of March 8, 2001), relating to the consolidated financial statements and schedule of InfoCure Corporation and subsidiaries appearing in InfoCure's Annual Report on Form 10-K for the year ended December 31, 2000.

         We also consent to the inclusion of our reports dated February 9, 2001 (except for Note 14, which is as of March 7, 2001) relating to the financial statements and schedule of PracticeWorks (a division of InfoCure Corporation). We also consent to the inclusion of our report dated March 2, 2001 (except for Note 7, which is as of March 7, 2001) relating to the financial statements of InfoSoft (a division of Ceramco, Inc., a wholly owned subsidiary of DENTSPLY International, Inc.) as of December 31, 2000 and 1999 and for the years then ended.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


                        BDO Seidman, LLP

Atlanta, Georgia
April 24, 2001